United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2014

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 13, 2014, at a Special Meeting of the Board of Directors, Lode Debrabandere, Ph.D. was elected to serve as a member of the Board of Directors to fill the vacancy created by the December 2013 resignation of C. Randal Mills, Ph.D. Dr. Debrabandere will serve for the remainder of the term of the Class II directors, until the 2014 Annual Meeting of Stockholders and until his successor shall be duly elected and qualified.

The Board of Directors also confirmed Dr. Debrabandere’s promotion to serve as the Company’s President and Chief Executive Officer. His annual salary was increased from $320,000 to $360,000, and he was granted options to purchase 150,000 shares of the Company’s common stock at the exercise price of $17.13 per share.  Such options become exercisable in four equal installments commencing upon the annual anniversary of the grant. There were no other changes made to the Employment Agreement by and between Dr. Debrabandere and the Company which was effective as of July 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: January 15, 2014	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Chief Financial Officer

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